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                                                                  EXHIBIT 23-(1)
                                                                  --------------




                           CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-47959) and the related Prospectus of Southern Natural Gas Company for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our report dated January 16, 1998, with respect to the consolidated financial statements of Southern Natural Gas Company and Subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                             ERNST & YOUNG LLP
Birmingham, Alabama
May 13, 1998